EXHIBIT 21

BROWN & BROWN, INC.
ACTIVE SUBSIDIARIES

Florida Corporations:

1.	B & B Insurance Services, Inc.
2.	B & B Protector Plans, Inc.
3.	Braishfield Associates, Inc.
4.	Brown & Brown Disaster Relief Foundation, Inc. (non-profit)
5.	Champion Underwriters, Inc.
6.	Hull & Company, Inc.
7.	Madoline Corporation
8.	Physicians Protector Plan RPG, Inc.
9.	Preferred Governmental Claim Solutions, Inc.
10.	Program Management Services, Inc.
11.	Risk Management Associates, Inc.

Foreign Corporations:

12.	Acumen Re Management Corporation (DE)
13.	AFC Insurance, Inc. (PA)
14.	American Specialty Insurance & Risk Services, Inc. (IN)
15.	Balcones-Southwest, Inc. (TX)
16.	Brown & Brown Agency of Insurance Professionals, Inc. (OK)
17.	Brown & Brown Insurance Agency of Virginia, Inc. (VA)
18.	Brown & Brown Insurance Benefits, Inc. (TX)
19.	Brown & Brown Insurance of Arizona, Inc. (AZ)
20.	Brown & Brown Insurance of Georgia, Inc. (GA)
21.	Brown & Brown Insurance of Nevada, Inc. (NV)
22.	Brown & Brown Insurance Services of El Paso, Inc. (TX)
23.	Brown & Brown Insurance Services of San Antonio, Inc.(TX)
24.	Brown & Brown Insurance Services of Texas, Inc. (TX)
25.	Brown & Brown Metro, Inc. (NJ)
26.	Brown & Brown of Arkansas, Inc. (AR)
27.	Brown & Brown of Bartlesville, Inc. (OK)
28.	Brown & Brown of California, Inc. (CA)
29.	Brown & Brown of Central Oklahoma, Inc. (OK)
30.	Brown & Brown of Colorado, Inc. (CO)
31.	Brown & Brown of Connecticut, Inc. (CT)
32.	Brown & Brown of GF/EGF, Inc. (ND)
33.	Brown & Brown of Illinois, Inc. (IL)
34.	Brown & Brown of Iowa, Inc. (IA)
35.	Brown & Brown of Kentucky, Inc. (KY)
36.	Brown & Brown of Louisiana, Inc. (LA)
37.	Brown & Brown of Michigan, Inc. (MI)
38.	Brown & Brown of Minnesota, Inc. (MN)
39.	Brown & Brown of Mississippi, Inc. (MS)
40.	Brown & Brown of Missouri, Inc. (MO)
41.	Brown & Brown of New Hampshire, Inc. (NH)
42.	Brown & Brown of New Jersey, Inc. (NJ)
43.	Brown & Brown of New York, Inc. (NY)
44.	Brown & Brown of North Carolina, Inc. (NC)
45.	Brown & Brown of North Dakota, Inc. (ND)
46.	Brown & Brown of Ohio, Inc. (OH)
47.	Brown & Brown of Pennsylvania, Inc. (PA)
48.	Brown & Brown of South Carolina, Inc. (SC)
49.	Brown & Brown of Tennessee, Inc. (TN)

50.	Brown & Brown of Washington, Inc. (WA)
51.	Brown & Brown of West Virginia, Inc. (WV)
52.	Brown & Brown of Wisconsin, Inc. (WI)
53.	Brown & Brown of Wyoming, Inc. (WY)
54.	Brown & Brown Premium Finance Co. (VA)
55.	Brown & Brown Re, Inc. (CT)
56.	Brown & Brown Realty Co. (DE)
57.	Conduit Insurance Managers, Inc. (TX)
58.	ECC Insurance Brokers, Inc. (IL)
59.	Energy & Marine Underwriters, Inc. (LA)
60.	Graham-Rogers, Inc. (OK)
61.	Hardin & Wilson, Inc. (AR)
62.	Healthcare Insurance Professionals, Inc. (TX)
63.	International E&S Insurance Brokers, Inc. (CA)
64.	John Manner Insurance Agency, Inc. (DE)
65.	Lancer Claims Services, Inc. (NV)
66.	Payease Financial, Inc. (OK)
67.	Peachtree Special Risk Brokers of New York, LLC (NY)
68.	Peachtree Special Risk Brokers, LLC (GA)
69.	Peachtree Special Risk Insurance Brokers of NV, Inc. (NV)
70.	Peachtree West Insurance Brokers, Inc. (CA)
71.	Proctor Financial, Inc. (MI)
72.	Roswell Insurance & Surety Agency, Inc. (NM)
73.	Technical Risks, Inc. (TX)
74.	TES Acquisition Corp. (CA)
75.	The Flagship Group, Ltd. (VA)
76.	The Young Agency, Inc. (NY)
77.	Title Pac, Inc. (OK)
78.	Unified Seniors Association, Inc. (GA - non-profit)

Indirect Subsidiaries:

79.	Axiom Re, Inc. (FL)
80.	Azure IV Acquisition Corporation (AZ)
81.	Brown & Brown of Indiana, Inc. (IN)
82.	Brown & Brown of Lehigh Valley, Inc. (PA)
83.	Brown & Brown of New Mexico, Inc. (NM)
84.	Brown & Brown of Northern California, Inc. (CA)
85.	Brown & Brown of Southwest Indiana, Inc. (IN)
86.	Ernest Smith Insurance Agency, Inc. (FL)
87.	Florida Intracoastal Underwriters, Limited Company (FL)
88.	Graham-Rogers of Arkansas, Inc. (AR)
89.	Hotel-Motel Insurance Group, Inc. (FL)
90.	MacDuff America, Inc. (FL)
91.	MacDuff Pinellas Underwriters, Inc. (FL)
92.	MacDuff Underwriters, Inc. (FL)